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                                                                    EXHIBIT 4

COMMON STOCK                                                     COMMON STOCK

                                                                    SHARES

THIS CERTIFICATE IS TRANSFERABLE IN
 THE CITIES OF BOSTON OR NEW YORK
                                                           CUSIP 140673 10 4

INCORPORATED UNDER THE LAWS                 SEE REVERSE FOR CERTAIN DEFINITIONS
 OF THE STATE OF DELAWARE                           AND RESTRICTIONS



                           CAPSURE HOLDINGS CORP.

THIS CERTIFIES THAT





IS THE OWNER OF

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.05 PAR VALUE, OF


Capsure Holdings Corp. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

THE FIRST NATIONAL BANK OF BOSTON
                       TRANSFER AGENT
                       AND REGISTRAR

BY
                                              [SIG]              [SIG]
             AUTHORIZED OFFICER             SECRETARY          PRESIDENT